UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  July 10, 2008

DOMINION MINERALS CORP.
(Exact Name of Registrant as Specified in Charter)

Delaware	000-52696	22-3091075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification #)

75 Rockefeller Plaza, Suite 1817, New York, NY 10019
(Address of Principal Executive Office)

(212) 231-8171
(Registrant’s telephone number, including area code)

N/A
 (Former name, former address and former fiscal year, if changed since last report)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On July 10, 2008, Dominion Minerals Corp. (the “Company") entered into and consummated a private placement of 21,840,000 units in the aggregate consisting of 21,840,000 shares of common stock (the “Common Stock”) of the Company, warrants to purchase up to 10,920,000 shares of Common Stock at an exercise price of $0.46 per share (the “First Warrants”) and warrants to purchase up to 3,283,000 shares of Common Stock at an exercise price of $0.50 per share (the “Second Warrants”) to certain accredited investors and to non-US persons (collectively, the “Investors”) for total gross proceeds to the Company of US$10,046,400 payable by the Investors in two tranches, with the first tranche of 85% of the gross proceeds due within five days of July 10, 2008 and with the balance due within ninety days of July 10, 2008.

The expiration date of the First Warrant will be 23 calendar days following the publication of a second independent resource statement for the Company's Cerro Chorcha copper project to National Instrument 43-101 standard after consummation of the transaction described in the preceding paragraph. The Second Warrants will have a term of six months and will be exercisable after all the First Warrants have been exercised in full.

The Company relied upon exemptions from the registration requirements of the Securities Act of 1933, as amended (the “Act”) for the private placement of these securities pursuant to Section 4(2) of the Act and/or Regulation D, and Regulation S promulgated thereunder.

Item 2.03 Creation of a Direct Financial Obligation.

See Item 1.01 above.

Item 3.02 Unregistered Sales of Equity Securities.

See Item 1.01 above.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DOMINION MINERALS CORP.

By:	/s/ Diego E. Roca
Diego E. Roca, Chief Financial Officer

Dated:  July 16, 2008